    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 2, 2001.
                                                     REGISTRATION  NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              -------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              -------------------

                              NUEVO ENERGY COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                                            76-0304436
  (STATE OR OTHER JURISDICTION                               (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)                         IDENTIFICATION NUMBER)

               1021 MAIN STREET, SUITE 2100, HOUSTON, TEXAS 77002
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                              NUEVO ENERGY COMPANY
                            2001 STOCK INCENTIVE PLAN
                              (FULL TITLE OF PLAN)

                               BRUCE K. MURCHISON
                              1021 MAIN, SUITE 2100
                              HOUSTON, TEXAS 77002
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (713) 652-0706
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                    COPY TO:
                             HAYNES AND BOONE, LLP
                           1000 LOUISIANA, SUITE 4300
                              HOUSTON, TEXAS 77002
                            ATTN: GEORGE G. YOUNG III
                                 (713) 547-2081

                         CALCULATION OF REGISTRATION FEE

==================================================================================================================
                                                             PROPOSED MAXIMUM     PROPOSED MAXIMUM      AMOUNT OF
                                           AMOUNT TO BE       OFFERING PRICE          AGGREGATE       REGISTRATION
  TITLE OF SECURITIES TO BE REGISTERED      REGISTERED           PER SHARE         OFFERING PRICE          FEE
------------------------------------------------------------------------------------------------------------------
Common Stock, par value
$0.01 per share (1) (2) (3)                    200,000           $13.35              $2,670,000          $667.50
==================================================================================================================

(1) Including preferred stock purchase rights issued under our Shareholders Rights Plan, dated March 5, 1997.
(2) In addition pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Stock Incentive Plan described herein.
(3) Computed pursuant to Rule 457(c) and 457(h) of the Securities Act of 1933, based on the average of the high and low sale prices, as reported on the New York Stock Exchange on September 26, 2001 ($13.35).

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION.*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

         *Information specified in Part I of Form S-8 (Items 1 and 2) will be sent or given to our employees, officers and directors participating in the Nuevo Energy Company 2001 Stock Incentive Plan (the "Plan") as specified by Rule 428(b)(1) under the Securities Act of 1933.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by us with the Securities and Exchange Commission pursuant to Section 13 of the Securities Exchange Act of 1934, are incorporated herein by reference:

     o Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

     o Quarterly Reports on Form 10-Q for the periods ended March 31, 2001 and June 30, 2001.

     o Current Reports on Form 8-K filed on September 24, 2001, August 9, 2001, July 25, 2001, June 29, 2001, June 15, 2001, May 10, 2001, April
         23, 2001 and April 4, 2001.

     o The description of common stock contained in our Registration Statement on Form 8-A, filed with the Commission on May 15, 1990, including any future amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered under the Plan have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED PERSONS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the General Corporation Law of the State of Delaware, pursuant to which we are incorporated, provides generally and in pertinent part that a Delaware corporation may indemnify its directors, officers, employees and agents (or persons serving at our request as a director, officer, employee or agent of another entity) against expenses, judgments, fines, and settlements actually and reasonably incurred by them in connection with any civil, criminal, administrative, or investigative suit or action except actions by or in the right of the corporation if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and in connection with any criminal suit or proceeding, if in connection with the matters in issue, they had no reasonable cause to believe their conduct was unlawful. Section 145 further provides that in connection with the defense or settlement of any action by or in the right of the corporation, a Delaware corporation may indemnify its directors, officers, employees and agents (or persons serving at our request as a director, officer, employee or agent of another entity) against expenses actually and reasonably incurred by them if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue, or matter as to which such person has been adjudged liable to the corporation unless the Delaware Court of Chancery or other court in which such action or suit is brought approves such indemnification. Section 145 further permits a Delaware corporation to grant its directors and officers additional rights of indemnification through bylaw provisions and otherwise, and or purchase indemnity insurance on behalf of its directors and officers. Article Nine of our Certificate of Incorporation, as amended, and Article VII of our Bylaws, as amended, provide, in general, that we may indemnify our directors, officers, employees and agents (or persons serving at our request as a director, officer, employee or agent of another entity) to the full extent of Delaware law.

         We have purchased directors and officers liability insurance policy which insures, among other things, (i) our officers and directors from any claim arising out of an alleged wrongful act by such persons while acting as our directors and officers and (ii) us to the extent that we have indemnified the directors and officers for such loss.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.

                                                    INCORPORATED BY
EXHIBIT NUMBER             DESCRIPTION              REFERENCE FROM                FILED HEREWITH
     4.1              Specimen Common Stock         Exhibit 4.1 of the
                           Certificate            Company's Registration
                                                  Statement on Form S-4,
                                                     Reg. No. 33-33873

     4.2            Articles of Incorporation       Exhibit 3.1 of the
                         of the Company           Company's Registration
                                                  Statement on Form S-4,
                                                     Reg. No. 33-33873

     4.3              Bylaws of the Company         Exhibit 3.2 of the
                                                  Company's Registration
                                                  Statement on Form S-4,
                                                     Reg. No. 33-33873

     5.1              Opinion of Haynes and                                               X
                           Boone, LLP

     15.1              Letter re unaudited
                        interim financial
                          information*

     23.1              Consent of KPMG LLP                                               X

     23.2             Consent of Haynes and                                      Included as part of
                           Boone, LLP                                                Exhibit 5.1


      24                Power of attorney                                      Signature Page to this
                                                                               Registration Statement

      99.1          2001 Stock Incentive Plan                                             X

* Not applicable

ITEM 9.  UNDERTAKINGS.

(a)      We hereby undertake:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by us pursuant to Section 13 or
         Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

              (2) That, for the purpose of determining any liability under the
                  Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) We hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefits plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on September 27, 2001.

                                       NUEVO ENERGY COMPANY



                                       By: /s/ Phillip A. Gobe
                                          --------------------------------------
                                           Phillip A. Gobe
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

         Each of the undersigned hereby appoints Phillip A. Gobe and Robert M. King, and each of them (with full power to act alone), as attorney and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on September 27, 2001.

Signature                                  Title
---------                                  -----

/s/ Phillip A. Gobe                        President and Chief Executive Officer
------------------------------------       (principal executive officer)
Phillip A. Gobe


/s/ Robert M. King                         Senior Vice President and Chief
------------------------------------       Financial Officer (principal
Robert M. King                             accounting and financial officer)


/s/ Robert L. Gerry III                    Director
------------------------------------
Robert L. Gerry III


/s/ Gary R. Petersen                       Director
------------------------------------
Gary R. Petersen


/s/ Thomas D. Barrow                       Director
------------------------------------
Thomas D. Barrow

                                           Director
/s/ Isaac Arnold, Jr.
Isaac Arnold, Jr.


/s/ David Ross                             Director
------------------------------------
David Ross


/s/ Robert W. Shower                       Director
------------------------------------
Robert W. Shower


/s/ Charles M. Elson                       Director
------------------------------------
Charles M. Elson


/s/ David H. Batchelder                    Director
------------------------------------
David H. Batchelder

                                  EXHIBIT INDEX

                                                    INCORPORATED BY
EXHIBIT NUMBER             DESCRIPTION              REFERENCE FROM                FILED HEREWITH
     4.1              Specimen Common Stock         Exhibit 4.1 of the
                           Certificate            Company's Registration
                                                  Statement on Form S-4,
                                                     Reg. No. 33-33873

     4.2            Articles of Incorporation       Exhibit 3.1 of the
                         of the Company           Company's Registration
                                                  Statement on Form S-4,
                                                     Reg. No. 33-33873

     4.3              Bylaws of the Company         Exhibit 3.2 of the
                                                  Company's Registration
                                                  Statement on Form S-4,
                                                     Reg. No. 33-33873

     5.1              Opinion of Haynes and                                               X
                           Boone, LLP

     15.1              Letter re unaudited
                        interim financial
                          information*

     23.1              Consent of KPMG LLP                                                X

     23.2             Consent of Haynes and                                      Included as part of
                           Boone, LLP                                                Exhibit 5.1


      24                Power of attorney                                      Signature Page to this
                                                                               Registration Statement

      99.1          2001 Stock Incentive Plan                                             X

*Not applicable